Exhibit 10.17

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Consignment Services Statement of Work

This STATEMENT OF WORK FOR CONSIGNMENT SERVICES (this “SOW”) by and between Rivian, LLC (“Customer”) and Manheim Remarketing, Inc. (“Provider”) for itself and on behalf of its U.S. auction affiliates (each, an “Auction” and together with Customer and Provider, the “Parties” and individually a “Party”) is issued under and pursuant to the Master Services Agreement, dated as of May 7, 2021 (together with any amendments thereto, “MSA”) by and between Customer and Cox, an Affiliate of Provider, and sets forth the terms and conditions under which Provider will provide certain auction services and vehicle remarketing services to Customer (the “Consignment Services”). The Consignment Services are a Cox Service under the MSA. The Commencement Date with respect to the Cox Services identified herein shall be the date on which the Parties execute this SOW below (the “Commencement Date”) and shall continue in full force and effect for the Service Term. Capitalized terms used in this SOW and not defined herein shall have the meanings ascribed to them in the MSA.

This SOW is intended to apply only to Consignment Services being provided to or for Customer or its designated Affiliates’ operations in the United States. For purposes of this SOW, any vehicle, motorcycle, or other equipment made available by Customer or its designated Affiliates to Provider for Consignment Services is a “Vehicle”.

1. Consignment.

(a) Customer shall provide Provider with Vehicles for sale by Provider at its various Auctions. All Vehicles shall be provided to Provider on a consignment basis, and no title or property rights in any Vehicle shall be transferred until the Vehicle is sold at an Auction. In the event that Customer has consigned a Vehicle for sale at an Auction and the Vehicle sells outside of the Auction, it is Customer’s sole responsibility to promptly notify Provider of the Vehicle’s sale and request that the Vehicle be pulled from any Auction sale or online listing. This SOW shall apply to the offering and sale of Vehicles through any physical (Manheim) or online auction or similar sales channel operated by Provider, including Online Vehicle Exchange (OVE) and Simulcast sales, and any mobile or other auction sale that may be sponsored, hosted or operated by Provider or any Auction (whether at an Auction facility or elsewhere).

(b) During the Service Term, Provider may offer or Customer may request changes to the scope of the Consignment Services (each, a “Change”). To propose a Change, the Party requesting a Change will deliver a written proposal (the “Requested Change”) to the authorized representative of the other Party specifying the proposed Change and the circumstances, if any, giving rise to the proposed Change.

(i) Provider and Customer will cooperate with each other in good faith in discussing the scope and nature of the Requested Change, including, but not limited to, changes in compensation, if any, the availability of Provider personnel, equipment and other resources, as applicable, to provide such Change and the time period in which such Change will be implemented.

(ii) If the Parties agree to the scope of the Change, and the terms and conditions specifically related to such Change, then the Parties will complete and execute a written change order (“Change Order”) for the change proposed in the Requested Change, and corresponding amendment to this SOW. Such Change shall not be effective until both the Change Order and corresponding amendment are executed by both Parties. In the event of conflict between the terms of any such Change Order or corresponding amendment and the terms of this SOW, the terms of this SOW shall control, except as specifically set forth in the Change Order.

(iii) Any additional or revised services resulting from an implemented Change shall be considered Consignment Services for all purposes hereunder.

2. Storage. Provider will provide storage space for all Vehicles until they are sold at an Auction or retaken by Customer, or until this SOW is otherwise terminated. Notwithstanding the foregoing, upon fifteen (15) days’ prior written notice, and if Vehicles are reasonably able to be removed, Provider may require Customer to immediately remove any unsold Vehicles from Provider’s premises. If Customer fails to remove the Vehicles within such fifteen (15) day period, Provider may charge to Customer a storage fee for the Vehicles at the rate set forth on the fee schedule attached hereto as Schedule 1 (the “Fee Schedule”), or, if no such rate is specified on the Fee Schedule, at the standard rate charged at the Auction location where the Vehicle(s) are being stored.

3. Reconditioning and Other Services. Prior to the sale of a Vehicle at an Auction, Provider may perform or provide certain reconditioning, merchandising and other Consignment Services on the Vehicle, in each case as authorized or directed by Customer. A list of some of the available Services and the associated fees and charges are set forth on the Fee Schedule. Any Consignment Services not listed on the Fee Schedule will be subject to the standard rates charged for such Consignment Services by the Auction where the Consignment Services are performed or provided. Provider shall be paid for all Consignment Services performed or provided hereunder in accordance with Sections 5(b) and 5(c). All Consignment Services will be performed by Provider in a good and workmanlike manner consistent with reasonable industry practices. Provider may engage or obtain products or services from certain “preferred” or “approved” Provider vendors and third party suppliers.

4. Vehicle Transfer Documents. Customer will provide to Provider the certificate of title or registration for each Vehicle, along with a Federal Odometer Disclosure Statement and any similar certification or statement that may be required, and any other documents and instruments that may be necessary in order for Provider to effect the sale and transfer of the Vehicle (and title thereto) to the applicable buyer (collectively, the “Vehicle Transfer Documents”). If for any reason Customer has not provided, completed or duly executed any Vehicle Transfer Document, Provider may agree to provide, complete or execute such missing or incomplete Vehicle Transfer Document(s) on Customer’s behalf pursuant to the power of attorney attached hereto as Exhibit A (the “Power of Attorney”). Notwithstanding anything to the contrary in this SOW, the MSA, or in the Power of Attorney, neither Provider nor any Auction assumes any responsibility or liability for the correctness or accuracy of any odometer reading or any Federal Odometer Disclosure Statement or other Vehicle Transfer Document that may be prepared, executed or submitted by Provider or any Auction in its capacity as Customer’s agent or attorney-in-fact under the Power of Attorney. Customer agrees to indemnify and hold Cox and its Affiliates (collectively, the “Provider Indemnified Parties”) harmless from any losses arising from (i) any judgment, lien or citation placed on any Vehicle or other defects in the Vehicle’s title which Provider did not cause or contribute to; and (ii) any inadequate or incomplete disclosures or announcements provided by Customer for any Vehicle, including any inaccuracy in the odometer reading or Federal Odometer Disclosure Statement.

5. Vehicle Sale Process; Payment Terms.

(a) Conduct of Sale. Customer shall designate a “reserve” or “floor” price for each Vehicle (the “Reserve Price”), which shall be communicated to Provider prior to such Vehicle being listed or offered for sale at an Auction. Customer acknowledges and agrees that the offering and sale of each Vehicle at an Auction pursuant to this SOW shall be subject to any applicable Manheim Marketplace Policies, including the Manheim Terms and Conditions, Manheim’s national arbitration policy and any other normal and established auction policies and procedures (as amended and updated from time to time, the “Manheim Marketplace Policies”) and Customer is responsible for and shall indemnify and hold any Provider Indemnified Party harmless against any loss arising from Customer’s violation of the Manheim Marketplace Policies. Current versions of the Manheim Marketplace Policies are available for review on the Manheim.com website and are available upon request from Provider. The Manheim Marketplace Policies shall be supplemental, and in addition to (and not in lieu of), the terms and conditions set forth in this SOW and to the extent of any conflict between the Manheim Marketplace Policies and this SOW, this SOW shall control. In addition to the Manheim Marketplace Policies, and in the event Customer notifies Provider, Provider may provide certification with respect to certain Vehicles pursuant to the terms and conditions located at Manheim Certified, which are incorporated herein.

(b) Fees and Charges. Customer agrees to pay all fees and charges owed to Provider and the Auctions for the offering or sale of the Vehicles at an Auction, and for any other Consignment Services performed or provided for any Vehicle (including any “no-sale” Vehicle and any other Vehicle that is unsold or returned to Customer), including those fees and charges set forth on the Fee Schedule.

(c) Payment of Net Sale Proceeds. Provider shall be responsible for all collection matters relating to the sale of Vehicles pursuant to this SOW. Assuming title is present at the time of sale, the vehicle is not involved in arbitration, is not subject to a PSI hold and the vehicle is otherwise unencumbered, Provider shall use commercially reasonable efforts to remit to Customer the proceeds from the sale of each Vehicle via ACH payment, net of any fees, charges and other amounts owed to Provider under this SOW (the “Net Sale Proceeds”) as soon as reasonably practicable and in any event within 48 hours (two (2) business days) of the date of sale. The Net Sale Proceeds for each Vehicle shall be remitted to Customer by check, ACH, or through such other reasonable payment method as Provider may designate from time to time. Upon the payment of the Net Sale Proceeds to Customer, Provider shall be fully subrogated to all rights and interests of Customer as the seller of the applicable Vehicle. In the event that a Vehicle sale is unwound or a Vehicle is returned to Customer, or in any other event where any fees or charges owing to Provider are not deducted from the applicable sale proceeds as set forth above, Provider may invoice Customer for all fees, charges and other amounts owed to Provider under this SOW. All invoiced amounts are due in full upon receipt by Customer of the applicable invoice. In addition to any other rights or remedies that Provider may have, Provider shall have the right in its sole discretion to assess a late fee in an amount equal to [***] of any undisputed past due amounts that may be owed to Provider. Provider shall also be entitled to recover all reasonable costs and expenses that may be incurred by Provider in connection with any efforts to collect any unpaid fees, charges or other amounts owed to Provider under this SOW, including reasonable attorneys’ fees and any court costs, if applicable.

6. Term and Termination. This SOW shall commence on the Commencement Date and, unless otherwise terminated as provided herein, shall continue thereafter for a period of three (3) years from the start of Customer’s delivery of new consumer Vehicles to customers, corresponding to Customer’s Start of Production (the “Initial Service Term”) and shall automatically renew for additional successive one (1) year periods (each, a “Renewal Service Term” and together with the Initial Service Term, the “Service Term”), unless either Party provides written notice of non-renewal to the other Party at least thirty (30) days prior to the end of the Initial Service Term or then-current Renewal Service Term, as the case may be; provided, however, Customer may terminate this SOW for any reason or no reason subsequent to the completion of [***] transactions with Provider (measured by number of vehicle identification numbers sold) upon ninety (90) days prior written notice. The provisions set forth in Sections 2, 4, 5, 6, 7, and 8 shall survive any termination or expiration of this SOW in accordance with their respective terms.

7. Liability and Risk of Loss.

(a) Losses and Casualty Events. Provider shall be responsible to Customer for any theft or loss of any Vehicle and for any damage to a Vehicle that takes place while such Vehicle is in Provider’s possession, in each case unless such theft, loss or damage occurs, as a result of (i) any act or omission on the part of Customer or any of its employees or representatives; (ii) any act of God (including any weather-related event) or any other Force Majeure Event; and (iii) any design defect or mechanical failure affecting a Vehicle (unless such defect or failure was caused by Provider). For any loss or damage to a Vehicle that results in a total loss on the Vehicle or where the Vehicle is not recovered within thirty (30) days of its theft or loss (a “Total Loss Vehicle”), if Provider is responsible for such loss or damage pursuant to this Section 8(a), then Provider shall pay to Customer an amount equal to (a) the clean wholesale value of the Total Loss Vehicle as set forth in the most current Provider Market Report (MMR), minus (b) any deductions or other adjustments that may be necessary to account for the mileage and condition of the Total Loss Vehicle prior to such loss or damage, minus (c) all fees, charges and other amounts owed to Provider for Consignment Services performed or provided pursuant to this SOW (such amount, the “Fair Market Value”). Upon Customer’s receipt of payment of the Fair Market Value of the Total Loss Vehicle pursuant to this Section 8(a), all right, title and interest to such Total Loss Vehicle shall be immediately transferred to Provider (or its insurer or other designee), free and clear of all liens and other encumbrances, and Customer shall have no further right, title or interest in or to such Total Loss Vehicle. In addition to the foregoing, Customer shall be solely responsible for and shall indemnify and hold any Provider Indemnified Party harmless against any losses arising as a result of any design defect or mechanical failure affecting a Vehicle (unless such defect or failure was caused by Provider).

(b) Open Safety Recalls. Customer is responsible for monitoring all recall campaigns on Vehicles being offered for sale by Customer at the Auctions. Provider strongly encourages Customer to repair and fully address all open safety recalls before the affected Vehicle is offered for sale at an Auction. Customer shall comply with any applicable Laws relating to the offering or sale of vehicles with open safety recalls, and Customer acknowledges and agrees that neither Provider nor any of its affiliates, except as explicitly contracted to provide such services, shall have any responsibility for identifying, announcing or addressing any open safety recalls on Vehicles being offered for sale by Customer. Customer shall be exclusively responsible, between Cox and Customer, for liabilities that may arise from the sale and subsequent use of any Vehicle with an open safety recall.

(c) In addition to the indemnification provided by Customer in Section 9.2 of the MSA, Customer will indemnify, defend and hold harmless Cox and its Affiliates against any damages, losses, costs and expenses (including reasonable attorneys’ fees, court costs, settlement costs and awarded amounts) incurred in connection with any claim to the extent that such claim arises from or relates to (a) Customer’s breach or violation of any of the Manheim Marketplace Policies; (b) any judgments, liens or citations placed on or issued to any Vehicle; (c) any design defect or mechanical failure, or any defect in the title to any Vehicle; (d) inadequate or incomplete disclosures or announcements for any Vehicle, including any inaccuracy in the odometer reading or Federal Odometer Disclosure Statement or similar certification for any Vehicle (unless caused by Provider’s willful misconduct or gross negligence); or (f) any authorized action taken by Provider or any Auction pursuant to the Power of Attorney.

8. Additional Terms applicable to this SOW.

(a) [***].

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(b) [***].

(i) [***].

(c) [***].

(d) [***].

(e) [***].

IN WITNESS WHEREOF, the Parties hereto have duly executed this SOW as of the last date of signature by Customer, as set forth below.

PROVIDER:		CUSTOMER:

MANHEIM REMARKETING, INC.		RIVIAN, LLC

By:	/s/ Grace Huang	By:	/s/ Laura M. Schwab
Name: Grace Huang		Name: Laura M. Schwab
Title: President		Title: VP Sales and Marketing
Date: June 7, 2021		Date: June 21, 2021

Schedule 1 to Consignment Services Statement of Work

FEE SCHEDULE

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Schedule 2 to Consignment Services Statement of Work

FEE SCHEDULE

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Exhibit A

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